Exhibit 4.5

                          REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of September 30, 2002, by and among Rural/Metro Corporation, a Delaware corporation (the "COMPANY"), and the Persons listed on the signature pages hereto (each a "HOLDER" and collectively, the "HOLDERS").

                                    RECITALS

          A. The Holders are acquiring up to an aggregate of 211,549 shares of Series B-1 Voting Preferred Stock, Series B-2 Non-Voting Preferred Stock, and Series B-3 Preferred Stock, par value $.01 per share of the Company (collectively, the "SERIES B PREFERRED STOCK"), which shares are convertible into shares of Common Stock of the Company, par value $.01 per share (the "COMMON STOCK"), pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of the date hereof by and among the Company and the lenders party thereto (the "CREDIT AGREEMENT").

          B. It is a condition to the obligations of the lenders party to the Credit Agreement that this Agreement be executed by the parties hereto in order to provide the Holders with certain registration rights with respect to the Series B Preferred Stock and the Common Stock issuable upon conversion of the Series B Preferred Stock, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

                                    AGREEMENT

          The parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" means the Securities and Exchange Commission and any successor agency of the United States federal government administering the Securities Act or the Exchange Act.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and interpretations thereunder.

          "HOLDER" means the Person who is the then record owner of Registrable Securities which have not been sold to the public.

          "PERSON" means a corporation, an association, a partnership, a limited liability company, a trust, an organization, a business, an individual, or a government or political agency or other entity.
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          "REGISTRABLE SECURITIES" means (i) all of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock owned by the Holders;
(ii) any Common Stock issued in respect of the shares described in clause (i) upon any stock split, stock dividend, recapitalization or other similar event or otherwise on account of or in exchange for such securities; (iii) all of the shares of Series B Preferred Stock owned or hereafter acquired by the Holders; and (iv) any Series B Preferred Stock issued in respect of the shares described in clause (iii) upon any stock split, stock dividend, recapitalization or other similar event or otherwise on account of or in exchange for such securities. Registrable Securities will cease to be Registrable Securities when (a) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective, and they have been disposed of pursuant to such effective registration statement, (b) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (c) the Holder thereof may sell all of such Holder's Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the Securities Act, or (d) they have been otherwise transferred and new certificates or other evidences of ownership for them (not bearing a legend to the effect that such securities have not been registered under the Securities Act and may not be sold or transferred in the absence of registration or an exemption therefrom under the Securities Act, and not subject to any stop transfer order or other restriction on transfer) have been delivered by or on behalf of the Company, and they may be resold without subsequent registration under the Securities Act.

          "REGISTRATION EXPENSES" means all expenses incurred by the Company in compliance with Sections 2, 3 or 4 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, accounting fees and expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel for the selling Holders, and the expense of any special audits incident to or required by any such registration, and excluding underwriting discounts and commissions.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules, regulations and interpretations thereunder.

          "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

          The term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

     2. REQUESTED REGISTRATIONS.

          (a) If, on any two (2) occasions after the date hereof, the Company shall receive from the Holders of at least twenty percent (20%) of the Registrable Securities (the "INITIATING HOLDERS") a written request that the Company effect the registration of at least 20% of the outstanding Registrable Securities (or a lesser percent if anticipated gross proceeds of such offering would equal at least $1,000,000), the Company will:

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               (i) promptly give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as are specified in such request, together with such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of the Company's notice pursuant to this Section 2(a)(i). If the offering is an underwritten offering and the underwriter managing the offering advises the Holders who have requested inclusion of their Registrable Securities in such registration that marketing considerations require a limitation on the number of shares offered, such limitation shall be imposed PRO RATA among such Holders who requested inclusion of Registrable Securities in such registration according to the number of Registrable Securities each such Holder requested to be included in such registration. Except as otherwise provided herein, no registration initiated by Holders hereunder shall count as a registration under this Section 2 unless and until it shall have been declared effective and unless no such limitation is imposed on Holders who requested inclusion of Registrable Securities.

          (b) SELECTION OF UNDERWRITER. The underwriter of any underwriting requested under this Section 2, if any, shall be selected by the Holders holding a majority of the Registrable Securities.

          (c) The Company shall not be required to effect a registration pursuant to this Section 2:

               (i) after the Company has effected two (2) registrations pursuant to this Section 2, and such registrations have been (A) declared or ordered effective and all of the Registrable Securities registered thereunder have been sold or the registration statement has been effective for at least 180 days; or (B) withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered other than a withdrawal due to a material adverse change in the assets, condition, business, prospects or affairs of the Company (financially or otherwise) and the Holders do not pay for the reasonable expenses for such withdrawn registration statement;

               (ii) during the 150-day period commencing on the date of any other underwritten public offering of the Company; or

               (iii) if the Company shall furnish to such Holders a certificate signed by the President of the Company within thirty (30) days of the written notice from the Initiating Holders requesting registration of the Registrable Securities, stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have a period of not more than ninety (90) days

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          from the date of receipt of notice from the Initiating Holders within which to file such Registration Statement; provided that the Company shall not be entitled to issue such a certificate within 365 days after the expiration of any such 90-day (or shorter) period.

          Notwithstanding anything to the contrary herein, no registration shall be deemed to have been effected pursuant to this Section 2 if: (i) such registration statement, after it has become effective, is the subject of any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not primarily attributable to the selling Holders; or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration statement are not satisfied, other than by reason of a failure on the part of the selling Holders.

     3. COMPANY REGISTRATION.

          (a) "PIGGY BACK" REGISTRATIONS. If the Company proposes to register (including for this purpose a registration effected by the Company for its stockholders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities, on a registration form that would also allow the registration of the Registrable Securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to corporate reorganization or other transaction under Rule 145 of the Securities Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall:

               (i) promptly give to each Holder written notice of the Company registration (which shall include the number of shares the Company or other holders propose to register and, if known, the name of the proposed underwriter); and

               (ii) use its best efforts to include in such registration all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after the date of receipt of the written notice from the Company described in clause (i) above.

          (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

          (c) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and to enter into any underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested to be

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included in such offering exceeds the amount of securities that the underwriters determine is compatible with the success of the offering, then the Registrable Securities of the Holders, the securities of the Company and the securities held by any other stockholders distributing their securities through such underwriting shall be excluded from the underwriting by reason of the underwriter's marketing limitation to the extent so required by such limitation as follows: (a) first, the securities held by such other stockholders distributing their securities through such underwriting shall be excluded, (b) if after all securities held by such other stockholders have been excluded and additional shares are required to be excluded, Registrable Securities of the Holders shall be excluded in a manner such that the number of any Registrable Securities that may be included by such Holders are allocated pro rata based upon the amount requested by each such Holder to be included in such offering, and (c) if after all securities held by the Holders and such other stockholders have been excluded and additional shares are required to be excluded, securities of the Company shall be excluded; provided, however, that the Company shall use its good faith best efforts to include shares of Registrable Securities in an amount not less than forty percent (40%) of any public offering.

     4. REGISTRATION ON FORM S-3. If the Company is entitled as a registrant to use Form S-3 and the Holders of Registrable Securities request that the Company effect a registration on Form S-3 for shares having an aggregate sale price to the public of at least $1,000,000 (net of underwriting discounts and commissions), the Company shall use its best efforts to register such securities on such form under the Securities Act as expeditiously as possible. All such requests for registration on Form S-3 by the Holders of Registrable Securities shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holders; PROVIDED that the Company shall not be obligated to effect a registration pursuant to this Section 4 if the Company certifies in good faith that it would not be in the best interests of the Company to file a Form S-3, in which case the Company may defer the filing on Form S-3 for up to ninety (90) days once during any twelve (12) month period. The Company will not be required to register shares in any jurisdiction in which the Company would be required to execute a general consent to service of process to effect such registration. The Company shall not be required to effect any registration, qualification or compliance pursuant to this Section 4 if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations for the Holders in compliance with the provisions of Sections 2, 3 or 4.

     5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2, 3 and 4 (exclusive of Selling Expenses), shall be paid by the Company. The Company shall reimburse the reasonable expenses of one counsel for the Holders in any registration pursuant to Sections 2, 3 and 4.

     6. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each selling Holder of Registrable Securities included in such registration advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will do the following for the benefit of such selling Holders:

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          (a) keep such registration effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and promptly amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Securities Act and applicable state securities laws;

          (b) use its best efforts to register or qualify the Registrable Securities covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling Holders may reasonably request; PROVIDED that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

          (c) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

          (d) in connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of the Series B Preferred Stock and/ or the Common Stock, PROVIDED such underwriting agreement contains customary underwriting provisions and is entered into by the Holders participating in such registration and PROVIDED FURTHER that, if the underwriter so requests, the underwriting agreement will contain customary contribution provisions on the part of the Company;

          (e) subject to execution of reasonable confidentiality agreements and agreements reasonably required to ensure compliance with securities laws, make available to any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder(s) or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

          (f) to the extent then permitted under applicable professional guidelines and standards, obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in customary form, covering such matters of the type customarily covered in a public issuance of securities, in each case addressed to the Holders, and provide copies thereof to the Holders; and

          (g) advise such Holders or their attorney-in-fact, promptly after it shall receive notice or obtain knowledge thereof, of any event that would require the Company to amend the prospectus or the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly

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use its best efforts to amend the prospectus or prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     7. INDEMNIFICATION.

          (a) The Company will, and hereby does, indemnify each Holder, each of its affiliates, officers, directors, members and partners, and each Person controlling such Holder within the meaning of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls such underwriter within the meaning of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, or any violation by the Company of the Securities Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, members and partners, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided, however, that the indemnity agreement contained in this subsection 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, penalty, liability, or action, if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors, members and partners, and each Person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and will reimburse the Company and such Holder's directors, officers, members, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability,

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in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein with such Holder's explicit written consent; provided, HOWEVER, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder upon sale of such Holder's securities.

          (c) Each party entitled to indemnification under this Section 7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 7 (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, PROVIDED that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and PROVIDED FURTHER, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (i) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and
(ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall not be required to expend its funds in connection with such assistance.

          (d) If the indemnification provided for in Sections 7(a) or 7(b) is unavailable or insufficient to hold harmless an Indemnified Party under such subsections in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Registrable Securities, on the other, in connection with the statements or omissions, which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any

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notice under Section 7(c); PROVIDED, HOWEVER, that for purposes of determining an Indemnifying Party's obligation to contribute to any amounts paid or payable under this Section 7, the relative fault of the sellers of such Registrable Securities shall be determined on a seller by seller basis. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company on the one hand, or the sellers of such Registrable Securities, on a seller by seller basis, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by PRO RATA allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this subsection. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection, the sellers of such Registrable Securities shall not be required to contribute any amount in excess of the amount, if any, by which the net proceeds received by such sellers for the Common Stock sold by each of them under such registration statement exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission specifically provided by such sellers for purposes of registration. No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

          (e) No Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under Section 2, 3 or 4 which imposes indemnification or contribution obligations on such Holder more onerous than those imposed hereunder; PROVIDED, HOWEVER, that the Company shall not be deemed to breach the provisions of Section 2, 3 or 4 if a Holder is not permitted to participate in a registration on account of his refusal to execute an underwriting agreement on the basis of this subsection (e); PROVIDED FURTHER, that in any such event, for the purposes of determining the number of demand requests available to a Holder hereunder, the request for the applicable registration shall not count against such Holder.

     8. INFORMATION BY HOLDER. Each Holder of Registrable Securities included in any registration shall timely furnish to the Company such information regarding such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement or otherwise required by applicable state or federal securities laws.

     9. LIMITATIONS ON REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder, on terms more favorable to such holder than included herein,
(a) the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any

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such registration only to the extent that the inclusion of its securities will not limit the number of Registrable Securities sought to be included by the Holders of Registrable Securities or reduce the offering price thereof, or (b) the right to require the Company to initiate any registration of any securities of the Company.

     10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Securities
Act) to the public without registration, the Company agrees to:

          (a) make and keep public information available at all times, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c) so long as a Holder owns any restricted securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     11. LISTING APPLICATION. If shares of any class of stock of the Company shall be listed on a national securities exchange, the Company shall, at its expense, include in its listing application all of the shares of the listed class then owned by any Holder.

     12. DAMAGES. The Company recognizes and agrees that the Holder of Registrable Securities shall not have an adequate remedy if the Company fails to comply with the provisions of this Agreement, and that damages will not be readily ascertainable, and the Company expressly agrees that in the event of such failure any Holder of Registrable Securities shall be entitled to specific performance of the Company's obligations hereunder and that the Company will not oppose an application seeking such specific performance.

     13. AMENDMENTS AND WAIVERS. Amendments or additions to this Agreement may be made, agreements with any decision of the Company may be made, and compliance with any term, covenant, agreement, condition, or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Holders of a majority of the then outstanding Registrable Securities, PROVIDED that, to the extent such amendment affects any party or parties hereto disproportionally to any other party or parties, no amendment may be made without the consent of the party so disproportionally affected. Prompt notice of any such amendment or waiver shall be given to any Person who did not consent thereto. This Agreement constitutes the full and complete agreement of the parties with respect to the subject matter hereof.

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     14. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Holders as follows:

          (a) The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of court or other agency or government by which the Company or any of its properties or assets is bound, the corporate charter or by-laws of the Company or any provision of any indenture, agreement, or other instrument to which the Company or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     15. MISCELLANEOUS.

          (a) SURVIVAL OF REPRESENTATIONS. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the closing of the transaction contemplated hereby.

          (b) PARTIES IN INTEREST; ASSIGNMENT. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any Registrable Securities) whether so expressed or not. The rights granted to a Holder of Series B Preferred Stock or Common Stock under this Agreement may be transferred by such Holder (or his successor) to any affiliate or transferee of such Holder; PROVIDED, HOWEVER, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

          (c) NOTICES. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, or sent by reputable overnight courier, delivery charges prepaid, to the Company at the addresses set forth below or to the Holders at the addresses set forth on their signature pages hereto or to such other addresses as may be furnished in writing to the other parties hereto. All such notices and communications shall be deemed to have been duly given three (3) business days after being deposited in the mail, postage prepaid, if mailed; one (1) business day after being sent by overnight courier; when receipt acknowledged, if telecopied.

     If to the Company: 8401 E. Indian School Road
                        Scottsdale, Arizona 85251
                        Attention:  John Banas
                        Telephone: (602) 606-3301
                        Facsimile: (602) 606-3415
                        and

                        Attention: Jack Brucker
                        Telephone: (602) 606-3620
                        Facsimile: (602) 606-3619

     with a copy to:    Squire, Sanders & Dempsey LLP
                        40 North Central Avenue
                        Suite 2700
                        Phoenix, Arizona 85004
                        Attention: Tom Salerno
                        Telephone: (602) 528-4043
                        Facsimile: (602) 253-8129

          If notice is to be sent to any subsequent Holder of Registrable Securities, it shall be at such address as may have been furnished to the Company in writing by such Holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Holder of Registrable Securities) or to the Holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

          (e) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

          (f) EFFECT OF HEADINGS. The article and section headings herein are for convenience only and shall not affect the construction hereof.

          (g) ADJUSTMENTS. All provisions of this Agreement shall be automatically adjusted to reflect any stock dividend, stock split or other such form of recapitalization.

          (h) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the state of New York, without giving effect to the conflicts of laws principles thereof.

          (i) UNENFORCEABILITY. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, this Registration Rights Agreement has been executed as of the date and year first above written.


                               COMPANY:

                               RURAL/METRO CORPORATION


                               By: /s/ John S. Banas III
                                   ---------------------------------------------
                               Name: John S. Banas III
                                     -------------------------------------------
                               Title: Senior Vice President and General Counsel
                                      ------------------------------------------

                               HOLDERS:

                               SPECIAL VALUE BOND FUND II, LLC

                               By: SVIM/MSM I, LLC
                                   Its: Managing Member

                                   By: Tennenbaum & Co., LLC
                                       Its Managing Member

                               By: /s/ Howard M. Levkowitz
                                   ---------------------------------------------
                               Name: Howard M. Levkowitz
                                     -------------------------------------------
                               Title: Portfolio Manager
                                      ------------------------------------------


                               Address for Notices:


                               11100 Santa Monica Blvd., Suite 210
                               Los Angeles, CA 90025
                               Attn: Howard M. Levkowitz
                               Telephone: (310) 566-1000
                               Facsimile: (310) 566-1010

                               GE CAPITAL CFE, Inc.


                               By: /s/ Patrick Flynn
                                   ---------------------------------------------
                               Name: Patrick Flynn
                                     -------------------------------------------
                               Title: Risk Manager
                                      ------------------------------------------


                               Address for Notices:


                               GE Capital CFE, Inc.
                               6 High Ridge Park, Bldg 6C
                               Stamford, CT 06927
                               Attn: Patrick Flynn
                               Telephone: (203) 585-5395
                               Facsimile: (203) 316-7978
                               Email: patrick.flynn@gecapital.com

                               CONTINENTAL CASUALTY COMPANY


                               By: /s/ Marilou R. McGirr
                                   ---------------------------------------------
                               Name: Marilou R. McGirr
                                     -------------------------------------------
                               Title: Vice President
                                      ------------------------------------------


                               Address for Notices:

                               Continental Casualty Company
                               333 South Wabash Avenue
                               CNA Plaza - 23 South
                               Chicago, IL  60685
                               Attn: John Tsokolas
                               Telephone: (312) 822-5270
                               Facsimile: (312) 822-4175
                               email: john.tsokolas@cna.com

                               CERBERUS PARTNERS, L.P.

                                 By:  Cerberus Associates, L.L.C.
                                 Its: General Partner


                               By: /s/ Kevin Genda
                                   ---------------------------------------------
                               Name: Kevin Genda
                                     -------------------------------------------
                               Title: Authorized Signatory
                                      ------------------------------------------


                               Address for Notices:


                               Cerberus Partners, LP
                               450 Park Avenue; 28th Floor
                               New York, NY 10022
                               Attn: Kevin Genda
                               Telephone: (212) 891-2117
                               Facsimile: (212) 891-1541
                               Email: kgenda@cerberuspartners.com

                               PAMCO CAYMAN LTD.


                               By: Highland Capital Management, L.P.,
                                   as Collateral Manager


                               By: /s/ James Dondero
                                   ---------------------------------------------
                               Name: James Dondero
                                     -------------------------------------------
                               Title: President
                                      ------------------------------------------

                               Address for Notices:

                               For Credit Contact:
                               Highland Capital Management, L.P.
                               1300 Two Galleria Tower
                               13455 Noel Road LB #45
                               Dallas, Texas 75240
                               Attn: Mark Okada, Executive V.P.
                               Telephone: (972) 628-4100
                               Facsimile: (972) 628-4147

                               With a copy to

                               Highland Capital Management, L.P.
                               1300 Two Galleria Tower
                               13455 Noel Road LB #45
                               Dallas, Texas 75240
                               Attn: Cathy Chambers, Portfolio Administrator
                               Telephone: (972) 628-4100
                               Facsimile: (972) 628-4147

                               For Operations Contact:

                               Highland Capital Management, L.P.
                               1300 Two Galleria Tower
                               13455 Noel Road LB #45
                               Dallas, Texas 75240
                               Attn:  Mandy Gauntt, Portfolio Administrator
                               Telephone: (972) 560-4404
                               Facsimile: (972) 628-4160
                               Email: MGauntt@fcsoft.com

                               With a copy to

                               Pamco II
                               c/o Chase Bank of Texas, N.A.
                               600 Travis Street, 8th Floor
                               Houston, Texas 77002-8039
                               Attn: Jeanne Grant
                                     Acct. 1773600
                               Telephone: (713) 216-2585
                               Facsimile: (713) 216-8299

                               PAM CAPITAL FUNDING LP


                               By: Highland Capital Management, L.P.,
                                   as Collateral Manager


                               By: /s/ James Dondero
                                   ---------------------------------------------
                               Name: James Dondero
                                     -------------------------------------------
                               Title: President
                                      ------------------------------------------

                               Address for Notices:

                               For Credit Contact:

                               Highland Capital Management, L.P.
                               1300 Two Galleria Tower
                               13455 Noel Road LB #45
                               Dallas, Texas 75240
                               Attn: Mark Okada, Executive V.P.
                               Telephone: (972) 628-4100
                               Facsimile: (972) 628-4147

                               With a copy to

                               Highland Capital Management, L.P.
                               1300 Two Galleria Tower
                               13455 Noel Road LB #45
                               Dallas, Texas 75240
                               Attn: Cathy Chambers, Portfolio Administrator
                               Telephone: (972) 628-4100
                               Facsimile: (972) 628-4147

                               For Operations Contact:

                               Highland Capital Management, L.P.
                               1300 Two Galleria Tower
                               13455 Noel Road LB #45
                               Dallas, Texas 75240
                               Attn: Mandy Gauntt, Portfolio Administrator
                               Telephone: (972) 560-4404
                               Facsimile: (972) 628-4160
                               Email: MGauntt@fcsoft.com

                               With a copy to

                               PAM Capital Funding
                               c/o Chase Bank of Texas, N.A.
                               600 Travis Street, 8th Floor
                               Houston, Texas 77002-8039
                               Attn: Troy Simmons
                                     Acct. 2002600
                               Telephone: (713) 216-3805
                               Facsimile: (713) 437-8122